UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________________________________________

Date of report (Date of earliest event reported):  October 16, 2009

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-33110	33-0889197
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

150 White Plains Road, Suite 108	10591
Tarrytown, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR240.13e-4(c))

This Current Report on Form 8-K is filed by Debt Resolve, Inc., a Delaware corporation (the “Company”), in connection with the items described below.

Item 3.02	Unregistered Sales of Equity Securities.

On October 16, 2009, the Company completed $984,959 in funding through the private sale of its secured convertible notes (the “Notes”) to investors.  The Notes have a three year term and accrue interest at the rate of 14% per annum, payable at maturity.  The noteholders have the option of converting the principal amount of the Notes and any or all interest thereon into shares of the Company’s common stock at a conversion price of $0.15 per share.  The noteholders also received warrants to purchase shares of the Company’s common stock at the exercise price of $1.00 per share.  The noteholders received 1.5 warrants for each dollar of Note principal purchased divided by $0.15.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

99.1	Press Release of Debt Resolve, Inc. issued October 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date:  October 20, 2009                                                                By: /s/ David M. Rainey
David M. Rainey President and Interim CEO